UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.03 is incorporated by reference here.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2011, Web.com Group, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of Net Sol Parent LLC (formerly known as GA-Net Sol Parent LLC) (“Network Solutions”), a provider of domain names, web hosting and online marketing services, pursuant to that certain Purchase Agreement dated August 3, 2011 by and among Web.com Group, Inc., a Delaware corporation, Net Sol Holdings LLC, a Delaware limited liability company, and GA-Net Sol Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of Net Sol Holdings LLC.  Consideration for the acquisition was approximately $405 million in cash and the issuance of 18 million shares of Web.com common stock.  The Company’s stockholders approved the issuance of the 18 million shares at the Company’s Special Meeting of Stockholders held on October 25, 2011.

The Purchase Agreement was filed as Annex A to the Company’s Definitive Proxy Statement (DEF 14A) which was filed with the Securities and Exchange Commission on September 22, 2011, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 27, 2011, the Company entered into credit facilities, pursuant to (i) a First Lien Credit Agreement, dated as of October 27, 2011, by and among the Company, J. P. Morgan Securities LLC and Deutsche Bank Securities Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto (the “First Lien Credit Agreement”) and (ii) a Second Lien Credit Agreement, dated as of October 27, 2011, by and among the Company, J. P. Morgan Securities LLC and Deutsche Bank Securities Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto (the “Second Lien Credit Agreement”).  The First Lien Credit Agreement provides for (i) a six-year $600 million first lien loan facility (the “First Lien Term Loan”) and (ii) a five-year revolving credit facility of $50 million (the “Revolving Credit Facility”).  The Second Lien Credit Agreement provides for a seven-year $150 million second lien loan facility (the “Second Lien Term Loan”).  The Revolving Credit Facility was partially drawn on October 27, 2011, the proceeds of which were used to finance a portion of the Acquisition and pay off the Company’s previous loan facility, and related fees and expenses.

The First Lien Term Loan bears interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 5.5% per annum, subject to a 1.5% LIBOR floor, or the prime lending rate plus an applicable margin equal to 4.5% per annum.  Loans under the Revolving Credit Facility initially bear interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 5.5% per annum, or the prime lending rate plus an applicable margin equal to 4.5% per annum.  The interest rate applicable to the Revolving Credit Facility will be subject to decrease upon achievement of specified levels of first lien net leverage. The Company must also pay (i) a commitment fee of 0.5% per annum on the actual daily amount by which the revolving credit commitment exceeds then-outstanding revolving credit loans under the Revolving Credit Facility and (ii) a letter of credit fee equal to the applicable margin as applied to LIBOR loans under the Revolving Credit Facility and (iii) a fronting fee of 0.125% per annum, calculated on the daily amount available to be drawn under each letter of credit issued under the  Revolving Credit Facility. The Second Lien Term Loan bears interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 9.5% per annum, subject to a 1.5% LIBOR floor, or the prime lending rate plus an applicable margin equal to 8.5% per annum.

The Company is permitted to make voluntary prepayments with respect to the Revolving Credit Facility and the First Lien Term Loan at any time without payment of a premium, except that a 1% premium would apply to a repricing of the First Lien Term Loans effected on or prior to the first anniversary of the closing date.  Until the first anniversary of the closing date, the Company may only make voluntary prepayments with respect to the Second Lien Term Loan with proceeds of cash capital contributions to the Company, and in such case with a 3% premium. Any voluntary prepayment with respect to the Second Lien Term Loan thereafter shall be made with (a) a 3% premium after the first anniversary of the closing date and before and excluding the second anniversary of the closing date, (b) a 2% premium after and including the second anniversary of the closing date and before and excluding the third anniversary of the closing date and (c) a 1% premium after and including the third anniversary of the closing date and before and excluding the fourth anniversary of the closing date.  The Company is required to make mandatory prepayments of the First Lien Term Loan and the Second Lien Term Loan (without payment of a premium) with (i) net cash proceeds from certain asset sales (subject to reinvestment rights), (ii) net cash proceeds from certain issuances of debt, (iii) 75% of the Company’s excess cash flow for the fiscal year ending December 31, 2012 and 50% of the Company’s excess cash flow for each fiscal year ended thereafter, and (iv) certain casualty proceeds and condemnation awards (subject to reinvestment rights).  Commencing on March 31, 2012, the First Lien Term Loan will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof during 2012 and 5% of the original principal amount thereof in subsequent years, with any remaining balance payable on the final maturity date of the First Lien Term Loan.

The Company and certain of its subsidiaries also entered into a First Lien Guarantee and Collateral Agreement (“First Lien Guarantee and Collateral Agreement”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the First Lien Credit Agreement and a Second Lien Guarantee and Collateral Agreement in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the Second Lien Credit Agreement, pursuant to which the obligations under each of the credit facilities are guaranteed by certain of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries.

In addition, the obligations of the Company and the subsidiary guarantors under the Credit Facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of certain of the Company’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in substantially all assets of the Company and each subsidiary guarantor, except to the extent the pledge of capital stock of a foreign subsidiary owned by the Company or any such subsidiary guarantor would result in adverse tax consequences.

Each of the First Lien Credit Agreement and the Second Lien Credit Agreement contains customary representations, warranties and affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions.  The First Lien Credit Agreement contains a financial covenant that requires the Company to maintain a maximum consolidated first lien net leverage ratio. The Second Lien Credit Agreement contains a financial covenant that requires the Company to maintain a maximum consolidated total secured net leverage ratio.  Each of the First Lien Credit Agreement and the Second Lien Credit Agreement also includes customary events of default, including a change of control and cross-defaults on the Company’s or any subsidiary guarantor’s material indebtedness.

The foregoing description of the First Lien Credit Agreement, the Second Lien Credit Agreement, the First Lien Guarantee and Collateral Agreement and the Second Lien Guarantee and Collateral Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the First Lien Credit Agreement, Second Lien Credit Agreement, the First Lien Guarantee and Collateral Agreement and the Second Lien Guarantee and Collateral Agreement, copies of which are filed as Exhibits 10.17, 10.18, 10.19 and 10.20 hereto.  A copy of the Company’s press release announcing these events dated October 27, 2011 is attached hereto as Exhibit 99.1.

Item 3.02        Unregistered Sales of Equity Securities

On October 27, 2011, the Company issued 18 million shares of its common stock to NWS Holdings LLC (formerly known as Net Sol Holdings LLC) in partial payment of the purchase price for the acquisition of Network Solutions.  NWS Holdings LLC is an accredited investor as defined in Rule 501(a) of Regulation D and the issuance of 18 million shares of the Company’s common stock to NWS Holdings LLC is exempt from registration under Rule 506 of Regulation D.

Item 5.02        Election of Director

Pursuant to the Stockholder Agreement described in Item 8.01, the Company agreed to increase the size of its board of directors from six to seven, designate the newly created seat as part of the class of directors whose tenure expires in 2014, and appoint an individual designated by certain affiliates of NWS Holdings LLC to the newly created seat, as well as to the compensation committee of the Company’s Board of Directors.  On September 9, 2011, the Nominating and Corporate Governance Committee of the Board of Directors of the Company (“Nominating Committee”) held a meeting to evaluate and consider Anton Levy as a new director, effective upon the closing of the acquisition of Network Solutions.  The Nominating Committee determined that Mr. Levy was independent under applicable rules and regulations and recommended to the Board of Directors that it appoint Mr. Levy to the Board.  On September 9, 2011, the Board of Directors met and increased the size of the Board to seven, determined that Mr. Levy was independent under applicable rules and regulations and appointed Mr. Levy, subject to closing of the Acquisition, to the Board of Directors.  Mr. Levy has joined the Board of Directors of the Company, to hold office until the earliest of: appointment of his successor, or his death, resignation or proper removal.  Mr. Levy joined the class of directors whose term will expire at the 2014 annual meeting of stockholders.  Mr. Levy is a Managing Director at General Atlantic, a global growth equity firm, where he has worked since 1998. Mr. Levy heads General Atlantic’s Global Internet and Technology practice and serves on the firm’s Executive Committee and is a director of Network Solutions LLC.  Mr. Levy is a director of MercadoLibre, a NASDAQ publicly traded company since September 2007, and from August 2005 to July 2009, Mr. Levy served as a director of Dice Holdings, a NYSE publicly traded company, and he also serves on the board of several private companies.  Mr. Levy holds a B.S. degree in Finance and Computer Science from the University of Virginia, and a M.B.A from the Columbia University Graduate School of Business.

In connection with his election to the Board of Directors, Mr. Levy will receive compensation based on the policy for non-employee directors, as described on Web.com’s annual proxy statement, filed on March 25, 2011, and  available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Item 8.01 Other Events

On October 27, 2011, the Company entered into a Stockholder Agreement with NWS Holdings LLC, a Delaware limited liability company, and GA-NWS Investor LLC (formerly known as GA-Net Sol Investor LLC), a Delaware limited liability company.  Pursuant to this Stockholder Agreement, the Company has agreed to file, no later than January 25, 2012, a registration statement on Form S-3 to register for resale the shares of the Company’s common stock received by NWS Holdings LLC in connection with the Company’s acquisition of Network Solutions.  The issuance of shares of the Company’s common stock to NWS Holdings LLC is further described in Items 2.01 and 3.02 above.

Pursuant to the Stockholder Agreement, the Company has also agreed, subject to certain limitations, to increase the size of its board of directors from six to seven, designate the newly created seat as part of the class of directors whose tenure expires in 2014, and appoint an individual designated by certain affiliates of NWS Holdings LLC to the newly created seat, as well as to the compensation committee of the Company’s Board of Directors.  As further described in Item 5.02, the Company’s Board of Directors approved such actions on September 9, 2011.

The foregoing description of the Stockholder Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement, a copy of which is filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the Acquisition described in 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.02	Purchase Agreement among Web.com Group, Inc., Net Sol Holdings LLC and GA-Net Sol Parent, LLC, datedAugust 3, 2011.1

10.17
First Lien Credit Agreement among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated October 27, 2011.

1	Previously filed as Annex A to the Definitive Proxy Statement (File No. 000-51595) filed with the Securities and Exchange Commission on September 22, 2011, and incorporated herein by reference.

10.18
Second Lien Credit Agreement among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated October 27, 2011.

10.19
First Lien Guarantee and Collateral Agreement by Web.com Group, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the First Lien Credit Agreement, dated as of October 27, 2011 among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.20
Second Lien Guarantee and Collateral Agreement by Web.com Group, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the Second Lien Credit Agreement, dated as of October 27, 2011 among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated October 27, 2011 issued by Web.com announcing the closing of the acquisition of Network Solutions.

99.2	Stockholder Agreement dated October 27, 2011, among Web.com Group, Inc., NWS Holdings, LLC, and other entities as listed on Exhibit A of the Stockholder Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: October 27, 2011
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Index of Exhibits

Exhibit
No.	Description

2.02	Purchase Agreement among Web.com Group, Inc., Net Sol Holdings LLC and GA-Net Sol Parent, LLC, dated August 3, 2011.1

10.17
First Lien Credit Agreement among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated October 27, 2011.

10.18
Second Lien Credit Agreement among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated October 27, 2011.

10.19
First Lien Guarantee and Collateral Agreement by Web.com Group, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the First Lien Credit Agreement, dated as of October 27, 2011 among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.20
Second Lien Guarantee and Collateral Agreement by Web.com Group, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the banks and other financial institutions or entities from time to time parties to the Second Lien Credit Agreement, dated as of October 27, 2011 among Web.com Group, Inc., J. P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated October 27, 2011 issued by Web.com announcing the closing of the acquisition of Network Solutions.

99.2	Stockholder Agreement dated October 27, 2011, among Web.com Group, Inc., NWS Holdings, LLC, and other entities as listed on Exhibit A of the Stockholder Agreement.